UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 05, 2023

Welsis Corp.
.(Exact name of registrant as specified in its charter)

Wyoming	333-261614	98-1620699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bulevar Mihajla Pupina 115 Belgrade, Serbia	11070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +13855009709

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

Effective April 5, 2023, the Company’s board of directors appointed Dusan Zindovic as an additional director of the Company.

Mr. Zindovic, age 30, has the leading experience across several industries including technology, IT, development of start up projects, software and services, and public accounting. During his working experience he was successful inventor, project and product manager and business consultant.

Mr Zindovic’s extensive experience in project management and execution capabilities will provide valuable insights and guidance to the company as we seek to execute our growth strategy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Welsis Corp.

Date: April 05, 2023	By:	/s/ Danilo Vukadinovic
Danilo Vukadinovic
Chief Executive Officer

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